                                                                    EXHIBIT 3(c)

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                        TEXAS SECURITY BANCSHARES, INC.


          Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


                                  ARTICLE ONE

          The name of the corporation is Texas Security Bancshares, Inc.


                                  ARTICLE TWO

          The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on April 5, 1995.

          The amendment alters or changes Article One of the original or amended Articles of Incorporation and the full text of each provision altered or changed is as follows:

                              "ARTICLE ONE:  NAME
                               ------------------

          The name of the Corporation is Central Bancorporation, Inc."


                                 ARTICLE THREE

          The number of shares of the corporation outstanding at the time of such adoption was 2,616,723; and the number of shares entitled to vote thereon was 2,616,723.

          The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                      CLASS                  NUMBER OF SHARES
                  ------------               ----------------
                  Common Stock                   2,616,723


                                  ARTICLE FOUR

          The number of shares voted for such amendment was 2,194,156; and the number of shares voted against such amendment was 2,777.


                      CLASS               NUMBER OF SHARES VOTED
                  ------------            ----------------------
                                             For         Against
                                          ---------      -------
                  Common Stock            2,194,156       2,777


                                 ARTICLE FIVE

          The Amendment does not provide for any exchange, reclassification or cancellation of issued shares.


                                  ARTICLE SIX

          The amendment does not effect a change in the amount of stated capital.


          DATED April 7, 1995.

                                    TEXAS SECURITY BANCSHARES, INC.



                                    By: /s/ Stuart W. Murff
                                       ----------------------------------
                                       Stuart W. Murff, President

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